EXHIBIT 10.24
WIRELESS RONIN® TECHNOLOGIES, INC.
AMENDMENT NO. 2
TO
AMENDED AND RESTATED CONVERTIBLE DEBENTURE AGREEMENT
AND
DEBENTURE DATED SEPTEMBER 7, 2005
July 18, 2006
SPIRIT LAKE TRIBE
Spirit Lake Tribal Council Office
P.O. Box 359
Main Street
Fort Totten, ND 58335
Ladies and Gentlemen:
     Reference is made to that: (i) certain Amended and Restated Convertible Debenture Purchase Agreement between SPIRIT LAKE TRIBE (the “Purchaser”) and WIRELESS RONIN® TECHNOLOGIES, INC., a Minnesota corporation (the “Company”), dated September 7, 2005 (the “Original Agreement”), pursuant to which Purchaser purchased, and the Company has issued, a 10% fixed rate Convertible Debenture due December 31, 2009 in the principal amount of $3,000,000 (the “Debenture”); and (ii) that certain Amendment No. 1 to the Original Agreement dated February 27, 2006 (collectively, the “CDA”). The CDA is hereby further amended and restated as of the date set forth above, to set forth additional terms and amendments to the CDA and the Debenture. This amendment shall be deemed to be a supplementary agreement within the meaning of Section 15 of the CDA. All capitalized terms not otherwise defined herein shall have the meanings described or defined in the CDA. In consideration of the mutual agreements provided below, the Company and Purchaser agree as follows:
     1. The Debenture. The Company and Purchaser agree that the CDA shall be amended as follows:
          (a) Conversion of Debenture. The third paragraph of Section 1 of the CDA is deleted and the following inserted in substitution therefor:
     The Debenture is convertible in whole at any time prior to its payment at the option of the Purchaser into fully paid and nonassessable shares of Common Stock of the Company constituting thirty percent (30%) of all classes of the Common Stock of the Company on a fully diluted basis, as further explained in Section 10.2 of the CDA. In addition, as further explained in paragraph 3(b) of the Debenture, the Debenture is convertible in part at any time prior to its payment at the option of the Purchaser into fully paid and nonassessable shares of

Common Stock of the Company constituting a proportionate percentage of thirty percent (30%) of all classes of the Common Stock of the Company on a fully diluted basis in the ratio that the amount of the Debenture being converted bears to the total amount of the Debenture acquired by the Purchaser. Subject to the following sentence, under no circumstances shall paragraph 3(b) of the Debenture be read to entitle the Purchaser to shares of Common Stock of the Company constituting less than 30% of all classes of the Common Stock of the Company on a fully diluted basis upon conversion in full of the Debenture. Notwithstanding the provisions of the third paragraph of the Debenture and Section 3 of the Debenture, and subject to the following paragraph, this Debenture is convertible at any time prior to payment at the option of the Holder into fully paid and nonassessable shares of Common Stock of the Company equal to thirty percent (30%) of the Company’s outstanding Common Stock on a fully-diluted basis, including the exercise of all convertible debt securities that are currently outstanding and/or that are issued in lieu of payment of principal and/or interest payments or penalties upon notes and obligations of the Company; provided, however, that Common Stock issued or issuable upon conversion of the Bridge Notes, or Common Stock issuable upon the conversion of up to $6,350,000 aggregate principal amount of the Company’s 12% Convertible Bridge Notes (“Bridge Notes”) and upon exercise of warrants to purchase up to 1,270,000 shares of Common Stock (“Bridge Warrants”) shall be excluded from the determination of the Company’s outstanding Common Stock on a fully diluted basis. In addition, and subject to the following paragraph, this Debenture is convertible in part at any time prior to its payment at the option of Holder into fully paid and nonassessable shares of Common Stock of the Company constituting a proportionate percentage of 30% of all classes of the Common Stock of the Company on a fully-diluted basis (excluding, however, Common Stock issued or issuable upon conversion of the Bridge Notes, or Common Stock issuable upon exercise of Bridge Warrants in the ratio that the amount of the Convertible Debenture being converted bears to the total amount of the Convertible Debenture acquired by the Holder.
     In addition, if the Company completes an underwritten initial public offering of its Common Stock on or before November 30, 2006, the entire principal balance of the Debenture shall, without further action of the Company or the Holder, be converted into a number of shares of Common Stock of the Company equal to fully paid and nonassessable shares of Common Stock of the Company constituting 30% of all classes of the Common Stock of the Company on a fully-diluted basis, as described in paragraph 3(b) of the Debenture excluding, however, (a) shares of Common Stock issued or issuable upon conversion of the Bridge Notes or shares issuable upon exercise of Bridge Warrants; and (b) securities of the Company issued in connection with such public offering, including shares issuable upon exercise of warrants issued to underwriters of such public offering. In such event, Holder shall be paid the pro rata interest associated with this Debenture to the date of conversion.

          (b) Sections Modified or Deleted. The second paragraph of Section 10.2 is hereby amended to read as follows:
     The Debenture is convertible in whole at any time prior to its payment at the option of the Purchaser into fully paid and nonassessable shares of Common Stock of the Company constituting thirty percent (30%) of all classes of Common Stock of the Company on a fully diluted basis, as further explained in paragraph 3(b) of the Debenture. In addition, as further explained in paragraph 3(b) of the Debenture, the Debenture is convertible in part at any time prior to its payment at the option of the Purchaser into fully paid and nonassessable shares of Common Stock of the Company constituting a proportionate percentage of thirty percent (30%) of all classes of the Common Stock of the Company on a fully diluted basis in the ratio that the amount of the Debenture being converted bears to the total amount of the Debenture acquired by the Purchaser. Subject to the following sentence, under no circumstances shall paragraph 3(b) of the Debenture be read to entitle the Purchaser to shares of Common Stock of the Company constituting less than 30% of all classes of the Common Stock of the Company on a fully diluted basis upon full conversion of the Debentures. Notwithstanding the provisions of the third paragraph of the Debenture and Section 3 of the Debenture, and subject to the following paragraph, this Debenture is convertible at any time prior to payment at the option of the Holder into fully paid and nonassessable shares of Common Stock of the Company equal to thirty percent (30%) of the Company’s outstanding Common Stock on a fully-diluted basis, including the exercise of all convertible debt securities that are currently outstanding and/or that are issued in lieu of payment of principal and/or interest payments or penalties upon notes and obligations of the Company; excluding, however, Common Stock issued or issuable upon conversion of the Bridge Notes, or Common Stock issuable upon exercise of Bridge Warrants. In addition, and subject to the following paragraph, this Debenture is convertible in part at any time prior to its payment at the option of Holder into fully paid and nonassessable shares of Common Stock of the Company constituting a proportionate percentage of 30% of all classes of the Common Stock of the Company on a fully-diluted basis (excluding, however, Common Stock issued or issuable upon conversion of the Bridge Notes, or Common Stock issuable upon exercise of Bridge Warrants) in the ratio that the amount of the Convertible Debenture being converted bears to the total amount of the Convertible Debenture acquired by the Holder.
     In addition, if the Company completes an underwritten initial public offering of its Common Stock on or before November 30, 2006, the entire principal balance of the Debenture shall, without further action of the Company or the Holder, be converted into a number of shares of Common Stock of the Company equal to fully paid and nonassessable shares of Common Stock of the Company constituting 30% of all classes of the Common Stock of the Company on a fully-diluted basis, as described in paragraph 3(b) of the Debenture excluding, however, (a) shares of Common Stock issued or issuable upon conversion of the Bridge Notes or shares issuable upon exercise of Bridge Warrants; and (b) securities of the Company issued in connection with such public offering, including shares issuable upon exercise of warrants issued to underwriters of such public offering. In such event, Holder shall be paid the pro rata interest associated with this Debenture to the date of conversion.
     2. Disclosure. Purchaser is familiar with the Company’s business and financial condition and has had an opportunity to obtain, and has received, additional information concerning the Company and has an opportunity to ask questions of, and receive answers from, the Company, to the extent deemed necessary by Purchaser in order to make a decision concerning Purchaser’s agreement to be a party to this Agreement. Purchaser understands that the Company is in an early stage and that the purchase of its shares involves a high degree of risk, including the risk of receiving no return on Purchaser’s investment and of the losing of Purchaser’s entire investment in the Company. Purchaser is able to bear the economic risk of investment in the Debenture and any shares acquired upon conversion of the Debenture. Purchaser is aware that there is not currently any market for the Debenture or the Company’s common stock, and there is no assurance that a public market for the Company’s common stock will develop. Purchaser believes that investment in the shares acquired upon conversion of the Debenture, and any additional shares received upon conversion of accrued interest on the Debenture, meets Purchaser’s investment objectives and financial needs, and Purchaser has adequate means of providing for Purchaser’s current financial needs and contingencies, and has no need for liquidity of investment with respect to common stock acquired upon conversion of the Debenture.
     3. Confidentiality. The information contained in this Agreement relative to the Company’s bridge debt financing and public offering are highly confidential. Purchaser agrees that all discussions with the Company relative to the foregoing financing will be held in the strictest of confidence and will not be disclosed without the consent of the Company, or as required by law. Such confidentiality restriction shall continue until the Company advises Purchaser that it no longer intends to pursue a public offering, or the Company’s public disclosure of the proposed public offering. Purchaser has been advised that a breach of this disclosure obligation may jeopardize the Company’s proposed financing. Purchaser may disclose the terms of this Agreement to any attorney or other advisor of Purchaser who agrees in writing to be bound by these confidentiality terms.
     4. Registration Rights. Section 5.23 is hereby amended to read as follows:
     Except as described below, the Company has not agreed to register any of its authorized or outstanding securities under the Securities Act. In March 2006 the Company issued $2,750,000 aggregate principal amount of 12% Convertible Bridge Notes (“March Bridge Notes”), together with warrants to purchase 550,000 shares of the Company’s common stock (“March Bridge Warrants”); the Company proposes to issue up to $3,600,000 aggregate principal amount of additional Bridge Notes (“Additional Bridge Notes”) and additional Bridge Warrants covering up to 720,000 shares of common stock (“Additional Bridge Warrants”). In connection with the Company’s sale of the March Bridge Notes and March Bridge Warrants and with the consent of Purchaser, the Company agreed to register the shares of common stock issuable pursuant to a conversion of March Bridge Notes and upon exercise of the March Bridge Warrants within 60 days following its completion of in initial public offering (the “Bridge Note Registration”). The Company shall have the right to enter into one or more or such registration rights agreements with purchasers of the Additional Bridge Notes and Additional Bridge Warrants, pursuant to which the shares of Company common stock issuable upon conversion of the Additional Bridge Notes and upon exercise of the Additional Bridge Warrants are includable in the Bridge Note Registration. The Company may also enter into one or more agreements with other holders of the Company’s convertible debt securities to include their shares in the Bridge Note Registration. The Company agrees, upon the request of Purchaser, to include all shares of common stock issuable to Purchaser pursuant to the Debenture in the Bridge Note Registration. Purchaser will be bound by the terms and conditions of registration rights granted to the Bridge Note purchasers.
     5. Effect of Agreement. Except for the amendments and understandings provided in this Agreement, the terms and conditions of the CDA not inconsistent with this Agreement shall remain in full force and effect.
     6. Waiver of Covenant Violations. The Company has advised Purchaser that it has failed to comply with Section 8.8 of the CDA by failing to pay all principal and interest when due on the Company’s outstanding convertible debt securities. The Company has advised Purchaser that it intends to enter into one or more note conversion agreements with such holders providing, among other things, for the automatic conversion of the principal amount of such debt securities into the Company’s common stock upon the closing of the IPO, and for the deferral of the payment of any principal or interest due on such securities until the later of the closing of the IPO or November 30, 2006. Based upon such representations, Purchaser agrees to waive the Company’s default under the provisions of Section 8.8 of the CDA with respect to payment defaults on the Company’s convertible securities until November 30, 2006.

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding contract between you and the undersigned.

Very truly yours, WIRELESS RONIN® TECHNOLOGIES, INC.
By:	/s/ Jeffrey C. Mack
Jeffrey C. Mack
President and CEO

By:	/s/ John Witham
John Witham
Executive Vice President and CFO

The foregoing Agreement is hereby accepted as
of the date first above written.
SPIRIT LAKE SIOUX TRIBE

By:	/s/ Carl Walking Eagle

Print Name: Carl Walking Eagle

Its: Vice Chairman

6